UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 20, 2011, Fresh Harvest Products, Inc., a New Jersey corporation (the “Company”), and Vikas Patel entered into a letter agreement pursuant to which, among other things, the Company and Mr. Patel agreed to convert $100,000 owed to Mr. Patel by the Company pursuant to a consulting agreement into 25,000,000 shares of the Company’s common stock.

Item 3.02

Unregistered Sales of Equity Securities.

From September 20, 2011 to October 13, 2011, Fresh Harvest Products, Inc., a New Jersey corporation (the”Company”), entered into agreements with certain creditors and consultants of the Company to convert an  aggregate of $409,956 owed by the Company to such persons into an aggregate of 66,361,964 shares of the Company’s common stock (the “Shares”).

The exemptions from registration for the issuance of the Shares were based on Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and

President

October 31, 2011